Exhibit 1.1

WEIGHT WATCHERS INTERNATIONAL, INC.

7,500,000 Shares of Common Stock, no par value

Underwriting Agreement

May 10, 2018

Goldman Sachs & Co. LLC,

Morgan Stanley & Co. LLC,

UBS Securities LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

The shareholder named in Schedule 2 hereto (the “Selling Shareholder”) of Weight Watchers International, Inc., a Virginia corporation (the “Company”), proposes to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC (collectively, “you”) are acting as representatives (the “Representatives”), an aggregate of 7,500,000 shares of common stock, no par value (the “Common Stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,125,000 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Company and the Selling Shareholder hereby confirm their agreement with respect to the sale of the Shares to the several Underwriters in accordance with the terms and conditions of this Agreement.

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-224714), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act that amends or supplements the Base Prospectus (as defined here) and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 information (the “Base Prospectus”), and as used herein, the term “Prospectus” means the prospectus supplement and the Base Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth in Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated May 7, 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:45 P.M., New York City time, on May 10, 2018.

2.    Purchase of the Shares by the Underwriters.    (a) The Selling Shareholder agrees to sell the Underwritten Shares of the Selling Shareholder to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Shareholder at a purchase price per share of $66.24 (the “Purchase Price”) the number of Underwritten Shares set forth opposite its name in Schedule 2 hereto.

In addition, the Selling Shareholder agrees, as and to the extent indicated in Schedule 2 hereto, to sell the Option Shares of the Selling Shareholder to the several Underwriters as provided in this Agreement and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Shareholder the Option Shares of the Selling Shareholder at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares (to be adjusted by the Representatives in their sole discretion so as to eliminate any fractional Shares) determined by multiplying the aggregate number of Option Shares to be sold by the Selling Shareholder as set forth opposite its name in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Selling Shareholder hereunder. No Option Shares shall be sold and delivered unless the Underwritten Shares previously have been, or simultaneously are, sold and delivered.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Selling Shareholder (in accordance with Section 17(a) hereof). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least three business days prior to the date and time of delivery specified therein.

(b)    The Company and the Selling Shareholder understand that the Underwriters intend to make a public offering of the Shares as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Shareholder acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter; provided that each Underwriter will ensure that any such affiliate complies with all provisions of this Agreement applicable to such Underwriter and will be responsible for any breach thereof by any such affiliate and nothing herein shall release the Underwriters from any of their respective obligations or liabilities under this Agreement.

(c)    Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Shareholder in writing no less than one business day in advance to the Representatives, in the case of the Underwritten Shares, at the offices of Cravath, Swaine & Moore, LLP, 825 Eighth Avenue, New York, NY 10019 at 10:00 A.M., New York City time, on May 15, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Selling Shareholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Shareholder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)    The Company and the Selling Shareholder acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholder. Each of the Company and the Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholder that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) information relating to the Selling Shareholder furnished to the Company in writing by and on behalf of the Selling Shareholder expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information (as such term is defined in Section 4(f) hereof).

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) information relating to the Selling Shareholder furnished to the Company in writing by and on behalf of the Selling Shareholder expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-

effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) information relating to the Selling Shareholder furnished to the Company in writing by and on behalf of the Selling Shareholder expressly for use in the Registration Statement and Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information.

(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements, together with the related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Summary–Summary Historical Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The statistical and market-related data and forward-looking statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company and its subsidiaries reasonably believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(g)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement to the Pricing Disclosure Package or the Prospectus), subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement to the Pricing Disclosure Package or the Prospectus), there has been no material adverse change in the condition (financial or otherwise) or in the business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(h)    Organization and Good Standing. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case, except where the failure to be in valid existence or be in good standing or have such power or authority would not reasonably be expected to result in a Material Adverse Change, and to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of the subsidiaries of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interest, mortgages, pledges, liens, encumbrances or claims (1) under the Credit Agreement, dated as of November 29, 2017 (the “Existing Credit Facility”), by and among the Company, JPMorgan Chase Bank, N.A., and the lenders, agents and other parties thereto (as amended from time to time), or (2) as would not, in the aggregate, reasonably be expected to cause a Material Adverse Change or (3) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. As of December 30, 2017, the Company did not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2017, and after December 30, 2017, the Company has not formed or acquired and does not otherwise own or control, directly or indirectly, any other corporation, association or other entity that would be a “significant subsidiary” within the meaning of Rule 1-02 of SEC Regulation S-X.

(i)    Capitalization. At March 31, 2018, on a consolidated basis, the Company had an authorized and outstanding capitalization as set forth in the Pricing Disclosure Package and the Prospectus under the caption “Capitalization.”    Except as described in the Pricing Disclosure Package and the Prospectus, all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries except, in the case of clause (ii) or (iii) above, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby and by the Pricing Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach or violation of, or Default under, any Existing Instrument, except for such conflicts, breaches, or violations or Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby and by the Pricing Disclosure Package and the Prospectus, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) such consents, approvals, authorizations, orders, registrations or filings as shall have been obtained or made prior to the Closing Date.

(l)    Legal Proceedings. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries and any such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as would not reasonably be expected to result in a Material Adverse Change, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(m)    Independent Accountants. PricewaterhouseCoopers LLP, whose report is included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, and any non-audit services provided by PricewaterhouseCoopers LLP to the Company have been approved by the Audit Committee of the Board of Directors of the Company.

(n)    Title to Real and Personal Property. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 3(f) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) for security interests, mortgages, liens and encumbrances securing obligations under the Existing Credit Facility, (ii) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (iii) as would not reasonably be expected to result in a Material Adverse Change

(o)    Title to Intellectual Property. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess or have a license for sufficient trademarks, trade names, patent rights, copyrights, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to so own or possess or have a license would not, individually or in the aggregate, be expected to result in a Material Adverse Change; and no expiration, cancellation, abandonment, forfeiture or relinquishment of any such Intellectual Property Rights is pending or imminent, except as would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement with asserted Intellectual Property Rights of others, which infringement, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(p)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Company or any of its affiliates, on the one hand, and any director, officer, member, shareholder, customer or supplier of the Company or any of its affiliates, on the other hand, that is required by the Securities Act to be described in the Registration Statement and that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its affiliates to or for the benefit of any of the officers or directors of the Company or any of its affiliates or any of their respective family members.

(q)    Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company is not, and after giving effect to the transactions contemplated by this Agreement will not be, an “investment company” within the meaning of the Investment Company Act.

(r)    Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in each case, (i) for any failure thereof that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (ii) for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3(f) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(s)    Licenses and Permits; Compliance with Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to result in a Material Adverse Change.

(t)    No Labor Disputes. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, there is no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries.

(u)    Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law, (v) to the Company’s knowledge, no lien, encumbrance or use restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries and (vi) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Materials of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or, to the extent relating to exposure to Materials of Environmental Concern, human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental

Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(v)    Compliance with ERISA. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not reasonably be expected to result in a Material Adverse Change (w) the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA and no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (x) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA or (ii) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder); (y) each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; and (z) with respect each “employee benefit plan” that is subject to the funding rules of Section 412 of the Code and Section 302 of ERISA, no failure to satisfy the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member.

(w)    Exchange Act. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(x)    Controls and Procedures. The Company maintains a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) is effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective.

(y)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(z)    Insurance. The Company and its subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their businesses and the value of their respective properties and as are generally deemed adequate and customary for their businesses.

(aa)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any director, officer or employee has violated the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance therewith.

(bb)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)    No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company or any of its subsidiaries, any director, officer or employee of the Company or any of its subsidiaries (i) is, or is 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”) or (ii) operates or is organized in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, including Crimea, Cuba, Iran, North Korea, Sudan and Syria, the “Sanctioned Countries” and each, a “Sanctioned Country”) in any manner prohibited by Sanctions. None of the Company or any of its subsidiaries has engaged in any unlawful dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Company or any of its subsidiaries have any plans to engage in unlawful dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(dd)    No Restrictions on Subsidiaries. Except as described in the Pricing Disclosure Package and the Prospectus, and other than restrictions relating to distributable reserves and similar concepts contained in the articles of association or similar charter documents, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ee)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ff)    No Registration Rights. Except as described in the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Shareholder hereunder.

(gg)    No Stabilization. None of the Company or any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(hh)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(jj)    Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(kk)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ll)    Exchange Listing. The Shares are listed on the New York Stock Exchange (the “Exchange”).

(mm)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements and (iv) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company.

4.    Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter and the Company that:

(a)    Required Consents; Authority. The Selling Shareholder has all corporate power and authority to enter into and perform its obligations under this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Selling Shareholder or the consummation of the transactions contemplated hereby and by the Pricing Disclosure Package and the Prospectus, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as shall have been obtained or made prior to the Closing Date.

(b)    No Conflicts. The execution, delivery and performance of this Agreement by the Selling Shareholder, and the consummation of the transactions contemplated hereby and by the Pricing Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of association, as amended time to time, of the Selling Shareholder, (ii) will not conflict with or constitute a breach or violation of, or Default under, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Selling Shareholder is a party or by which it may be bound, or to which any of its properties or assets are subject, except for such conflicts, breaches, or violations or Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Selling Shareholder.

(c)    Title to Shares. The Selling Shareholder has a valid “security entitlement” (within the meaning Section 8-102(a)(17) of the New York Uniform Commercial Code (the “UCC”)) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, a valid “security entitlement” (within the meaning Section 8-102(a)(17) of the UCC) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, assuming that each Underwriter and DTC or other securities intermediary acquires its interest in the Shares it has purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Shares delivered on the Closing Date or the Additional Closing Date, as the case may be, to DTC or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts (within the meaning of Section 8-501 of the UCC) of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such Shares; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery (within the meaning of Section 8-301 of the UCC) and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102 of the UCC) and (z) appropriate entries to the securities accounts (within the meaning of Section 8-501 of the UCC) of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(e)    No Stabilization. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(f)    Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this paragraph (f) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, the Pricing

Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists only of (i) the legal name, address and the number of shares owned by the Selling Shareholder, and (ii) the other information (excluding percentages) with respect to the Selling Shareholder which appears in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Shareholder Information”).

(g)    Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this paragraph (g) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any post-effective amendment thereto and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists of the Selling Shareholder Information of the Selling Shareholder.

(h)     ERISA. The Selling Shareholder is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(i)    Use of Proceeds. No part of the proceeds of the sale of the Shares will be used, directly or, to the knowledge of Selling Shareholder, indirectly, for the purpose of violating the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(j)    No Conflicts with Sanctions Laws. The Selling Shareholder will not directly or, to the knowledge of the Selling Shareholder, indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity that is at the time of such financing located in any Sanctioned Country or in any manner that would at the time of such financing result in a violation of any Sanctions by the Underwriters or the Selling Shareholder.

5.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)    Delivery of Copies. The Company will deliver, upon written request and without charge, (i) to the Representatives, 3 signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) (A) to each Underwriter a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) to each Underwriter and such dealers as the Representatives may designate, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object by written notice to the Company.

(d)     Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (ii) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; it being agreed that such obligation may be satisfied by filings made with the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system (“EDGAR”).

(h)    Clear Market. For a period of 75 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) any options or other awards (including without limitation restricted stock or restricted stock units), or shares of Common Stock issued with respect to such options and other awards, granted under the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”) or otherwise in equity compensation arrangements, in each case as in effect on the date hereof and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, with directors, officers, employees and consultants of the Company and its subsidiaries, (C) the issuance of securities registered pursuant to any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) the issuance of Common Stock in connection with the acquisition of the assets of, or a majority of controlling portion of the equity of, or a business combination or a joint venture with, another entity in connection with such business combination or such acquisition by the Company or any of its subsidiaries of such entity, provided that the aggregate number of shares issued or issuable pursuant to this clause (D) does not exceed 5% of the number of shares of Stock outstanding immediately after the offering of the Shares pursuant to this Agreement and prior to such issuance each recipient of any such securities shall execute and deliver to the Representatives an agreement substantially in the form of Exhibit B hereto and (E) any shares of Common Stock issued upon the exercise of options or other awards (including without limitation restricted stock or restricted stock units) granted under Company Stock Plans or otherwise in equity compensation arrangements described in clause (B) above.

(i)    No Stabilization. The Company and the Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j)    Exchange Listing. The Company will use its best efforts to maintain the listing of the Shares on the Exchange and to maintain the inclusion and quotation of the Shares on the Exchange.

(k)    Reports. During a period of two years from the effective date of the Registration Statement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to all holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(l)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6.    Further Agreements of the Selling Shareholder. The Selling Shareholder covenants and agrees with each Underwriter that the Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) required to be filed with the Commission other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder in all material respects and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Shareholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by under Section 3(a)(62) under the Exchange Act, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(d)    No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date or Additional Closing Date, as the case may be, there shall not have occurred any Material Adverse Change (and, subsequent to the respective dates as of which information is given in the Registration Statement, Pricing Disclosure Package and the Prospectus and prior to the Closing Date or Additional Closing Date, as the case may be, there shall not have occurred any prospective Material Adverse Change), except as set forth in the Pricing Disclosure Package and the Prospectus, the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives material and adverse as would make it impractical or inadvisable to proceed with the offering or delivery of the Securities on the Closing Date or Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives, (i) to the effect set forth in Sections 8(a), (c) and (d) hereof, (ii) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations and warranties of the Company set forth in Section 3 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date or the Additional Closing Date, as the case may be, with the same force and effect as though expressly made on and as of the Closing Date or the Additional Closing Date, as the case may be, and (iii) confirming that the Company and its subsidiaries have complied in all material respects with all agreements and covenants and satisfied all of the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, in all material respects and (y) a certificate signed by an authorized person of the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations and warranties of the Selling Shareholder set forth in Section 4 of this Agreement were true and correct as of the date hereof and are true and correct as of the Closing Date or such Additional Closing Date, as the case may be, with the same force and effect as though expressly made on and as of the Closing Date or such Additional Closing Date, as the case may be and (B) confirming that the Selling Shareholder has complied in all material respects with all agreements and covenants and satisfied all conditions on the Selling Shareholder’s part to be performed or satisfied hereunder at or prior to the Closing Date or such Additional Closing Date, as the case may be.

(f)    Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)    Opinion and 10b-5 Statement of Counsel for the Company. (i) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, and (ii) Hunton Andrews Kurth LLP, special Virginia counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, in each case, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-1 and Annex B-2, respectively, hereto.

(h)    Opinion of Counsel and Local Counsel for the Selling Shareholder. (i) Simpson Thacher & Bartlett LLP, counsel for the Selling Shareholder, and (ii) MNKS S.à r.l., special Luxembourg counsel for the Selling Shareholder shall have furnished to the Representatives, at the request of the Selling Shareholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-3 and Annex B-4, respectively, hereto.

(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunctions or order of any federal, state, or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares.

(k)    Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in Virginia and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)    Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been duly listed on the Exchange.

(m)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representatives and the Selling Shareholder and executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters and the Selling Shareholder by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, selling agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Shareholder, its affiliates, partners, members, directors and officers and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 2 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing

Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “roadshow”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below and (ii) any information relating to the Selling Shareholder furnished to the Company in writing by and on behalf of the Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information.

(b)    Indemnification of the Underwriters and the Company by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless the Company, its directors, officers who signed the Registration Statement, affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter, its affiliates, directors, officers, selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but, with respect to the Selling Shareholder only with respect to any losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Shareholder furnished to the Company in writing by and on behalf of the Selling Shareholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any roadshow or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information and provided, further, that any liability under this paragraph of the Selling Shareholder shall in no event exceed an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Shareholder from the sale of Shares sold by the Selling Shareholder hereunder.

(c)    Indemnification of the Company and the Selling Shareholder by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers who signed the Registration Statement, affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Shareholder, its directors, officers, affiliates and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the

Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any roadshow or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the first and second sentences of the fourth paragraph under the caption “Underwriting” and (ii) the information contained in the paragraphs under the caption “Underwriting—Price Stabilization” relating to distributions, price stabilization, short positions, penalty bids and passive market-making.

(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraphs (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a), (b) or (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein, and to the extent it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, promptly and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under paragraphs (a), (b) or (c) above, as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed promptly. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, officers who signed the Registration Statement, affiliates and any persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company and any such separate firm for the Selling Shareholder, their directors, officers, affiliates and any persons who control the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Selling Shareholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)    Limitation on Liability. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred and documented by such Indemnified Person in connection with investigating or defending against any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The liability under this Section 9 of the Selling Shareholder shall in no event exceed an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Shareholder from the sale of Shares sold by the Selling Shareholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint. The Selling Shareholder’s obligations under this Section 9 to contribute are several in proportion to their respective aggregate gross proceeds received after underwriting after underwriting commissions and discounts, but before expenses, received by the Selling Shareholder from the sale of Shares sold by the Selling Shareholder hereunder and not joint.

(g)    Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(h)    Tax Indemnity. The Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by the Selling Shareholder to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by the Selling Shareholder hereunder in respect of this Section 9(h) shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by Luxembourg or any political subdivision thereof, unless the Selling Shareholder is compelled by law or the administration thereof to withhold or deduct such taxes, duties or charges. In that event, the Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid on account of any taxes, duties or charges that would not have been imposed but for (i) the existence of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between any of the Underwriters and Luxembourg or any political subdivision thereof or (ii) the failure of an Underwriter to provide any certification, information, documents or other evidence concerning the nationality, residence or identity of such Underwriter or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters

(i)    Judgment Currency. The Selling Shareholder agrees to indemnify each Underwriter, its directors, officers, affiliate and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

10.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery (including electronic delivery) hereof by the parties hereto.

11.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been wholly suspended on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.    Defaulting Underwriter.

(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Shareholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Shareholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Shareholder will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholder or any non-defaulting Underwriter for damages caused by its default.

13.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, sale, preparation and delivery of the Shares; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel for the Underwriters related thereto); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the reasonable fees and expenses of counsel for the Underwriters related thereto); (viii) all costs and expenses incurred in connection with any “road show” presentation to potential investors, 50% of the third party costs of any private aircraft incurred by or on behalf of the Company in connection with such road show, with the Underwriters responsible for the remaining 50% of such expenses; provided, that each party shall pay all of the travel and lodging expenses incurred by them in connection with such road show (other than the third party costs of any private aircraft, which shall be paid for in accordance with the foregoing provisions of this clause (viii)), and (ix) all expenses and application fees related to the listing of the Shares on the Exchange. It is understood, however, that, except as provided in this Section and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

(b)    If (i) this Agreement is terminated pursuant to clause (ii) of Section 11, (ii) the Selling Shareholder for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than as set forth in Section 12), the Company agrees to reimburse the Underwriters (other than as a result of the circumstances set forth in clause (i), (iii), (iv) or (v) of Section 11 or any defaulting Underwriter) for all out-of-pocket costs and expenses (including the documented fees and expenses of their counsel) reasonably incurred and documented by the Underwriters (other than any defaulting Underwriter) in connection with this Agreement and the offering contemplated hereby.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder or the Underwriters.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 501 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 (Attention: Registration Department); c/o Morgan Stanley & Co., 1585 Broadway, New York, New York 10036 (Attention: Equity Syndicate Desk, with a copy to the Legal Department); and c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Syndicate. Notices to the Company shall be given to it at 675 Avenue of the Americas, 6th Floor, New York, New York 10010 (fax: (212) 589-2858, Attention: General Counsel and Secretary, with a copy to Kenneth B. Wallach, Esq. and Hui Lin, Esq., Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. Notices to Artal Luxembourg S.A., if any, shall be given to it c/o the Invus Group, LLC, 750 Lexington Avenue, 30th Floor, New York, New York 10022, Attention: Christopher J. Sobecki and Jonas M. Fajgenbaum. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(b)    USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)    Submission to Jurisdiction. Each party to this Agreement submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such courts. Each party to this Agreement agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment. The Selling Shareholder irrevocably appoints the Invus Group, LLC, 750 Lexington Avenue, 30th Floor, New York, New York 10022, as its authorized agent in the Borough of Manhattan, the City and County of New York upon which process may be served in any such action, suit or proceeding and agrees that service of process upon such agent, and written notice of said service to the

Selling Shareholder by the person serving the same to the Selling Shareholder’s address as provided in Section 17(a) of this Agreement, shall be deemed in every respect effective service of process upon the Selling Shareholder in any such action, suit or proceeding.

(e)    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(f)    Waiver of Immunity. To the extent that the Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Luxembourg, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Selling Shareholder hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(g)    Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(h)    Amendments or Waivers. This Agreement may not be amended or modified unless in writing by all the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

(i)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j)    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WEIGHT WATCHERS INTERNATIONAL, INC.

By:	/s/ Nicholas P. Hotchkin
Name:	Nicholas P. Hotchkin
Title:	Chief Financial Officer

ARTAL LUXEMBOURG S.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

GOLDMAN SACHS & CO. LLC

By:	/s/ Goldman Sachs
Name:	Olga Lewis
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Thilakshani Dias
Name:	Thilakshani Dias
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Christian S. Patiño
Name:	Christian S. Patiño
Title:	Director

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to the Underwriting Agreement]

Schedule 1

Underwriter	Number of Underwritten Shares
Goldman Sachs & Co. LLC	2,475,000
Morgan Stanley & Co. LLC	2,250,000
UBS Securities LLC	1,350,000
J.P. Morgan Securities LLC	375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	375,000
Citigroup Global Markets Inc.	225,000
KeyBanc Capital Markets Inc.	225,000
SunTrust Robinson Humphrey, Inc.	225,000

Total	7,500,000

Schedule 2

Selling Shareholder:	Number of Underwritten Shares:	Number of Option Shares:
Artal Luxembourg S.A.	7,500,000	1,125,000

Total	7,500,000	1,125,000

Annex A

a. Pricing Disclosure Package

None.

b. Pricing Information Provided by Underwriters

The offering price per share is $69.00.

The number of shares to be purchased by the Underwriters is 7,500,000.

The number of additional shares to be sold by the Selling Shareholder at the option of the Underwriters is up to 1,125,000.

The closing date is May 15, 2018.

Annex B-1

[Form of Opinion of Counsel for the Company]

Annex B-2

[Form of Opinion of Special Virginia Counsel for the Company]

Annex B-3

[Form of Opinion of Counsel for the Selling Shareholder]

Annex B-4

[Form of Opinion of Special Luxembourg Counsel for the Selling Shareholder]

Exhibit A

[Form of Waiver of Lock-up]

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

UBS SECURITIES LLC

Weight Watchers International, Inc.

Public Offering of Common Stock

, 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Weight Watchers International, Inc. (the “Company”) of 7,500,000 shares of common stock, no par value (the “Common Stock”), of the Company and the lock-up letter dated             , 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated            , 20    , with respect to             shares of Common Stock (the “Shares”).

Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    . This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

cc:	Company

Exhibit B

FORM OF LOCK-UP AGREEMENT

[●], 2018

Goldman Sachs & Co. LLC,

Morgan Stanley & Co. LLC,

UBS Securities LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Re:    Weight Watchers International, Inc. Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Weight Watchers International, Inc., a Virginia corporation (the “Company”), and the Selling Shareholder listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, no par value, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and sell the Securities in the Public Offering, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, during the period ending 75 days after the date of the final Prospectus (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, no par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Undersigned’s Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Undersigned’s Securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of the Undersigned’s Securities, in each case other than (A) the Securities (if any) to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of the Undersigned’s Securities as a bona fide gift or gifts, including to charitable organizations, (C) transfers to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (D) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (ii) distributions of shares of the Undersigned’s Securities to limited partners, limited liability company members or shareholders of the undersigned or holders of similar equity interests in the undersigned, (E) if the undersigned is a trust, transfers to the beneficiary of such trust, (F) transfers by testate succession or intestate succession, (G) transfers to any immediate family member or any investment fund or other entity controlled or managed by the undersigned, (H) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G), (I) transfers to the Company in connection with, and to the extent necessary to fund, the payment of taxes due with respect to the vesting of restricted stock, restricted stock units or similar rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to the Company’s equity incentive plans, (J) transfers from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer, (K) sales or other transfers of the Undersigned’s Securities acquired by the undersigned in open market transactions after completion of the Public Offering, (L) tenders, sales or other transfers in response to a bona fide third-party takeover bid made to all holders of Common Stock or any other acquisition transaction whereby all or substantially all of the Common Stock are acquired by a third party (provided that if such transaction is not consummated, the Undersigned’s Securities shall remain subject to the restrictions set forth herein), or (M) transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer or distribution pursuant to clauses (B) through (H), (i) such transfer shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor, (ii) each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this

Letter Agreement, and (iii) if any public reports or filings by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), the undersigned shall provide the Representatives with prior written notice and such report or filing shall disclose that the donee or transferee agrees to be bound in writing by the restrictions set forth herein; provided, further, in the case of clause (K), that no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer during the Lock-Up Period and in the case of clause (M), any filing under Section 16(a) of the Exchange Act in connection with such transfer shall disclose that such transfer was pursuant to an order of a court or regulatory agency. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans described in the Prospectus, including the “net” exercise of such options in accordance with their terms or the “net” settlement of shares of Common Stock, restricted stock or restricted stock units granted pursuant to the Company’s equity incentive plans described in the Prospectus, in each case, and the surrender of the Undersigned’s Securities in lieu of payment in cash of any exercise or settlement price and any tax withholding obligations due as a result of such exercise or settlement; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise or settlement, [(ii) the pledge, hypothecation or other granting of a security interest in the Undersigned’s Securities and any transfer upon foreclosure upon such shares or thereafter, in each case relating to the Undersigned’s existing margin loan facility, provided that the Undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing it of any required public filing, report or announcement made by or on behalf of the Company or the undersigned with respect thereto]1 or (iii) the establishment of any contract, instruction or Plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned or the Company shall be required, and no such announcement or filing is made voluntarily, by the Undersigned or the Company prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

[1]	Only to be included for Selling Shareholder.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Company notifies the Underwriters that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the Registration Statement is withdrawn by the Company prior to the completion of the Public Offering or (iv) the Underwriting Agreement is not executed by May 25, 2018, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

Very truly yours,

Name of Shareholder (Print exact name)

By:
Signature

If signing on behalf of an entity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)